UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    February 6, 2020

CONTANGO ORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35770	27-3431051
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3700 Buffalo Speedway, Suite 925 Houston, Texas		77098
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (713) 877-1311

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2020, Contango ORE, Inc., a Delaware corporation (the “Company”), entered into amendments to the previously-disclosed Retention Agreements in place with Brad Juneau, its Executive Chairman, Leah Gaines, its Vice President and Chief Financial Officer and one other employee to extend the term of the change in control period during which such officer or employee will be entitled to receive a payment upon the occurrence of a change in control (as defined in the applicable Retention Agreement) from August 6, 2020 until August 6, 2025. The amendments were approved by the Compensation Committee of the Company’s Board of Directors.

 The foregoing summary of the amendments to the Retention Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the form of amendment, a copy of which is being filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Amendment to Retention Agreement, by and between the Company and each officer or employee party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By: /s/ Leah Gaines
Leah Gaines
Vice President and Chief Financial Officer

Dated: February 10, 2020